                                                                     Exhibit 3.1



                            State of Delaware                            PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DIDAX INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JANUARY, A.D. 1997, AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                            [Seal]         /s/ Edward J. Freel
                                           -------------------------------------
                                           Edward J. Freel, Secretary of State

2703861 8100                               AUTHENTICATION:   8276125

971006620                                            DATE:   01-08-97

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   DIDAX INC.

     1. The name of the Corporation is DIDAX INC.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of all classes of stock that the Corporation is authorized to issue is three million five hundred thousand (3,500,000) shares of Common Stock with a par value of $0.01 per share.

     5. The name and mailing address of the sole incorporator is as follows:

                                Florence Ann Somma
                           c/o Morrison & Foerster LLP
                           1290 Avenue of the Americas
                               New York, NY 10104

     6. The board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

     7. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     8. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 10 does not affect the availability of equitable remedies for breach of fiduciary duties.

     11. The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.




                                        2
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     Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 7th day of January, 1997.


                                           /s/ Florence Ann Somma
                                           -------------------------------------
                                           Florence Ann Somma, Sole Incorporator








                                        3
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                                                                         PAGE 1
                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIDAX INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                  [Seal]     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2703861  8100
                                                       AUTHENTICATION: 8345786

971061277                                                        DATE: 02-25-97

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                                   DIDAX INC.

     The undersigned, being the sole incorporator of DIDAX INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST: That paragraph four (4) of the Certificate of Incorporation be and it hereby is amended to read as follows:

               "4. The total number of shares of all classes of stock that the Corporation is authorized to issue is eight million seven hundred sixty-eight thousand four hundred (8,768,400) shares of Common Stock with a par value of $0.01 per share."

     SECOND: That paragraph six (6) of the Certificate of Incorporation be and it hereby is amended to read as follows:

               "6. The board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, with the exception of Article
     XIII of the bylaws which cannot be amended except by the affirmative vote of each and every voting shareholder of the Corporation."
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     THIRD: That the Corporation has not received any payment for any of its stock.

     FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this the 24th day of February, 1997.

                                                        /s/ FlorenceAnn Somma
                                                         --------------------
                                                            FlorenceAnn Somma
                                                             Sole Incorporator
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                               STATE OF DELAWARE                    PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIDAX INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 1997, AT 2 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                          [SEAL]


                                     /s/ EDWARD J. FREEL
                          [SEAL]     -------------------------------------------
                                     Edward J. Freel, Secretary of State


2703861  8100                        AUTHENTICATION:   8414105

971115887                                      DATE:   04-10-97

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION


                           BEFORE PAYMENT OF CAPITAL


                                       OF


                                   DIDAX INC.



     The undersigned, being the President of DIDAX INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

         FIRST:   That paragraph four (4) of the Certificate of Incorporation be and it hereby is amended to read as follows:

              "4. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty million (20,000,000) shares of Common Stock with a par value of $0.01 per share."

         SECOND: That the Corporation has not received any payment for any of its stock.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned has executed this certificate this the 9th day of April, 1997.


                                                    /s/ DANE B. WEST
                                                   ---------------------------
                                                   Dane B. West
                                                   President